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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of UnitedHealth Group Incorporated of our report dated July 24, 2000 relating to the consolidated financial statements and financial statement schedules of Lifemark Corporation, which report appears in Lifemark Corporation's Annual Report on Form 10-K for the year ended May 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
October 24, 2000